                            ARTICLES OF AMENDMENT
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF
                               ASM FUND, INC.


               Pursuant to the provisions of the Maryland General
Corporation Law, as amended (the "GCL"), ASM FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

               FIRST: ARTICLE SECOND of the Corporation's Articles of Incorporation is hereby amended to rename the Corporation "ASM Index 30 Fund, Inc."

               SECOND: The entire Board of Directors of the Corporation on March 20, 1997 unanimously approved the foregoing amendment.

               THIRD: The foregoing amendment is limited to a change expressly permitted by Section 2-605(4) of the GCL to be made without action by stockholders.

               IN WITNESS WHEREOF, ASM Fund, Inc. has caused these Articles of Amendment to be signed by its President and attested by its Secretary on August 26, 1997.

Attest:                                                 ASM FUND, INC.


/s/ S. Cash Ulmer                                       /s/ Steven H. Adler
-----------------                                       -------------------
S. Cash Ulmer                                           Steven H. Adler
Secretary                                               President



               THE UNDERSIGNED, President of ASM FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                        /s/ Steven H. Adler
                                                        -------------------
                                                        Steven H. Adler
                                                        President